                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

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Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            ITLA Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                                  [ITLA LOGO]

                            ITLA CAPITAL CORPORATION
                         888 PROSPECT STREET, SUITE 110
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 551-0511

                            ------------------------

                                 June 28, 2000
Dear Fellow Shareholder:

     On behalf of the Board of Directors and management of ITLA Capital Corporation, we cordially invite you to attend the Annual Meeting of Shareholders of ITLA Capital. The meeting will be held at 2:00 p.m., California time, on July 27, 2000 at the Marriott Hotel, 4240 La Jolla Village Drive, San Diego, California.

     An important aspect of the meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon (i) the election of two directors of ITLA Capital, and (ii) the ratification of the appointment of Arthur Andersen LLP as ITLA Capital's independent auditors for the fiscal year ending December 31, 2000. Your Board of Directors unanimously recommends that you vote FOR both of the Board's nominees for election as directors and FOR ratification of the appointment of Arthur Andersen LLP as ITLA Capital's independent auditors for the fiscal year ending December 31, 2000.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save ITLA Capital additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Thank you for your attention to this important matter.

                                   Very truly yours,

                                   /s/ GEORGE W. HALIGOWSKI
                                   George W. Haligowski
                                   Chairman of the Board, President and
                                   Chief Executive Officer

                                  [ITLA LOGO]

                            ITLA CAPITAL CORPORATION
                         888 PROSPECT STREET, SUITE 110
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 551-0511
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 27, 2000

     Notice is hereby given that the Annual Meeting of Shareholders of ITLA Capital Corporation ("ITLA Capital") will be held at the Marriott Hotel, 4240 La Jolla Village Drive, San Diego, California, on July 27, 2000 at 2:00 p.m., California time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of two (2) directors of ITLA Capital;

     2. The ratification of the appointment of Arthur Andersen LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 2000; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on June 9, 2000 are the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the offices of ITLA Capital during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ GEORGE W. HALIGOWSKI
                                          George W. Haligowski
                                          Chairman of the Board, President and
                                          Chief Executive Officer

La Jolla, California
June 28, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE ITLA CAPITAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                            ITLA CAPITAL CORPORATION
                         888 PROSPECT STREET, SUITE 110
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 551-0511
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 27, 2000
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of ITLA Capital Corporation ("ITLA Capital"), of proxies to be used at the Annual Meeting of Shareholders of ITLA Capital (the "Meeting"), and all adjournments or postponements of the Meeting. The Meeting will be held at the Marriott Hotel, 4240 La Jolla Village Drive, San Diego, California, on July 27, 2000 at 2:00 p.m., California time. The accompanying Notice of Annual Meeting of Shareholders and form of proxy and this Proxy Statement are first being mailed to shareholders on or about June 28, 2000. Certain of the information provided herein relates to Imperial Capital Bank, formerly known as Imperial Thrift and Loan Association, and ITLA Funding Corporation ("ITLA Funding"), wholly owned subsidiaries of ITLA Capital.

     At the Meeting, shareholders of ITLA Capital are being asked to consider and vote upon the election of two directors of ITLA Capital and the ratification of the appointment of Arthur Andersen LLP as ITLA Capital's independent auditors for the fiscal year ending December 31, 2000.

VOTING RIGHTS AND PROXY INFORMATION

     All shares of ITLA Capital common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the election of both nominees named in this Proxy Statement and for the ratification of the appointment of Arthur Andersen LLP. ITLA Capital does not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the shareholder, will have the discretion to vote on such matters in accordance with its best judgment.

     Directors will be elected by a plurality of the votes cast. The ratification of the appointment of Arthur Andersen LLP as the Company's auditors requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, stockholders may either vote "FOR" both nominees for election or withhold their votes from either nominee or both nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast. For the proposal to ratify the appointment of the independent auditors, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to this proposal. Proxies marked to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal. The holders of at least one-third of the outstanding shares of the common stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of ITLA Capital a subsequent proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Anthony A. Rusnak, Esq., Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on June 9, 2000 will be entitled to one vote for each share then held. As of that date, ITLA Capital had 7,108,480 shares of Common Stock outstanding.

     The following table sets forth, as of June 9, 2000, certain information as to (i) those persons who were known by management to be beneficial owners of more than five percent of ITLA Capital Common Stock outstanding; (ii) the shares of Common Stock beneficially owned by the executive officers named below; and
(iii) the shares of Common Stock beneficially owned by all executive officers and directors of ITLA Capital as a group. An asterisk denotes beneficial ownership of less than one percent.

                                                                 SHARES       PERCENT
                                                              BENEFICIALLY      OF
                      BENEFICIAL OWNER                           OWNED         CLASS
                      ----------------                        ------------    -------
Thomson Horstmann & Bryant, Inc. ...........................    770,800(1)     10.84%
  Park 80 West, Plaza Two
  Saddle Brook, New Jersey 07663
Wellington Management Company, LLP..........................    713,100(2)     10.03%
  75 State Street
  Boston, Massachusetts 02109
Franklin Mutual Advisors, LLC...............................    689,000(3)      9.69%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
Dimensional Fund Advisors...................................    543,100(4)      7.64%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Friedman, Billings, Ramsey Group, Inc.......................    471,833(5)      6.64%
  1001 19th Street North
  Arlington, Virginia 22209
George W. Haligowski........................................    404,732(6)      5.43%
  Chairman of the Board, President and Chief Executive
  Officer
Norval L. Bruce.............................................     83,300(6)      1.16%
  Vice Chairman of the Board and Chief Credit Officer
Michael A. Sicuro...........................................     63,334(6)         *
  Former Managing Director and Chief Financial Officer(8)
Steven C. Romelt............................................     47,547(6)         *
  Senior Vice President and Chief Lending Officer of
  Imperial Capital Bank
Timothy M. Doyle............................................     48,360(6)         *
  Managing Director and Chief Financial Officer(9)
All directors and executive officers as a group (11
  persons)..................................................    696,453(7)      9.04%

---------------
(1) As reported by Thomson Horstmann & Bryant, Inc. ("Thomson") on a Schedule 13G/A filed on or about January 2, 2000 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Thomson reported sole voting power as to 441,000 shares, sole dispositive power as to 770,800 shares, shared voting power as to 10,700 shares, and shared dispositive power as to no shares.

(2) As reported by Wellington Management Company, LLP ("Wellington") on a
    Schedule 13G/A filed on or about May 16, 2000 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Wellington reported sole voting and dispositive powers as to no shares, shared voting power as to 365,400 shares, and shared dispositive power as to all of the 713,100 shares covered by the report.

(3) As reported by Franklin Mutual Advisors, LLC ("Franklin") on a Schedule 13G/A filed on or about January 18, 2000 with the Securities and Exchange Commission under the Securities Exchange Act of

    1934, as amended. Franklin reported sole voting and sole dispositive powers as to all 689,000 shares covered by the report.

(4) As reported by Dimensional Fund Advisors ("Dimensional") on a Schedule 13D filed on or about February 3, 2000 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Dimensional reported sole voting and sole dispositive powers as to all 543,100 shares covered by the report.

(5) As reported by Friedman, Billings, Ramsey Group, Inc. ("FBR") on a Schedule 13G/A filed on or about February 14, 2000 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. FBR reported sole voting and sole dispositive powers as to all 471,833 shares covered by the report.

(6) Includes for Messrs. Haligowski, Bruce, Sicuro, Romelt and Doyle shares subject to stock options granted under ITLA Capital's stock option plans which are currently exercisable or which will become exercisable within 60 days of June 9, 2000, as follows: Mr. Haligowski -- 338,333 shares; Mr. Bruce -- 70,000 shares; Mr. Sicuro -- 63,334 shares; Mr. Doyle -- 40,000 shares; and Mr. Romelt -- 38,333 shares.

(7) Includes shares held directly, as well as an aggregate of 596,000 shares which are subject to stock options granted under ITLA Capital's stock option plans which are currently exercisable or which will become exercisable within 60 days of June 9, 2000, vested shares held by the Supplemental Executive Retirement Plan and shares held in retirement accounts or by certain members of the named individual's families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power.

(8) Mr. Sicuro resigned from the Company effective May 5, 2000.

(9) Mr. Doyle was appointed Managing Director and Chief Financial Officer effective May 5, 2000.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     ITLA Capital's Board of Directors is composed of six members. One-third of the directors are elected annually. Directors of ITLA Capital are generally elected to serve for three-year terms or until their respective successors have been elected and qualified.

     The table below sets forth certain information regarding the composition of ITLA Capital's Board of Directors, including the directors' terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reasons why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. An asterisk denotes beneficial ownership of less than one percent.

                                                                                       SHARES OF
                                                                                     COMMON STOCK
                                                                            TERM     BENEFICIALLY     PERCENT
                                         POSITIONS HELD         DIRECTOR     TO        OWNED AT         OF
          NAME            AGE(1)        IN ITLA CAPITAL          SINCE     EXPIRE   JUNE 9, 2000(2)    CLASS
          ----            ------        ---------------         --------   ------   ---------------   -------
NOMINEES
Norval L. Bruce.........    58     Vice Chairman of the Board     1997      2003         83,300        1.16%
                                   and Chief Credit Officer
Jeffrey L. Lipscomb.....    46     Director                       1996      2003          9,000           *
DIRECTORS CONTINUING IN
  OFFICE
Sandor X. Mayuga........    51     Director                       1996      2001          9,800           *
Robert R. Reed..........    63     Director                       1996      2001          9,200           *
George W. Haligowski....    45     Chairman of the Board,         1996      2002        404,732        5.43%
                                   President and Chief
                                   Executive Officer
Hirotaka Oribe..........    65     Director                       1996      2002          9,200           *

---------------
(1) As of June 9, 2000.

(2) Includes shares held directly, shares held in retirement accounts or by certain members of the named individuals' families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. Includes for Messrs. Bruce, Lipscomb, Mayuga, Reed, Haligowski and Oribe, respectively, 70,000 shares, 9,000 shares, 9,000 shares, 9,000 shares, 338,333 shares and 9,000 shares, which are subject to currently exercisable options and options exercisable within 60 days of June 9, 2000, under ITLA Capital's stock option plans.

     The business experience of each of the directors of ITLA Capital for at least the past five years is as follows:

     NORVAL L. BRUCE, age 58, has served as Vice Chairman and Chief Credit Officer of ITLA Capital and Imperial Capital Bank since June of 1999. He was President and Chief Operating Officer of Imperial Capital Bank from October 1997 to June 1999, and was the Executive Vice President and Chief Credit Officer of Imperial Capital Bank from 1990 to October 1997. Mr. Bruce is also a director of Imperial Capital Bank and ITLA Funding. From 1988 to 1989, he served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. He was employed by Security Pacific Bank from 1965 to 1988 in a variety of positions, including management positions in which he was responsible for both loan origination and credit quality.

     JEFFREY L. LIPSCOMB, age 46, is a Financial Planner with AXA Advisors and was a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies from 1986 to 1998, handling corporate group benefits, investment management and personal financial planning.

     SANDOR X. MAYUGA, age 51, is a member of the State Bar of California, and has been a member of the law firm of Tisdale & Nicholson since 1994. He conducted his own law practice from 1983 to 1994 and was a partner in the Financial Institutions Department of Finley, Kumble, Wagner, Heine, Underberg, Manly & Casey, a New York-based national law firm, from 1980 to 1983. Previously, he served as Assistant General Counsel of Hunt-Wesson Foods, Inc., a subsidiary of Norton Simon, Inc., and was associated with two large regional law firms in Los Angeles County. Since 1980, Mr. Mayuga's practice has focused on the representation of financial institutions and other finance-related businesses in corporate, transactional and regulatory matters.

     ROBERT R. REED, age 63, is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed served in various management positions with Household Financial Corporation from 1962 to 1980.

     GEORGE W. HALIGOWSKI, age 45, has served as Chairman of the Board, President and Chief Executive Officer of ITLA Capital since inception and Imperial Capital Bank from 1992 until October 1997. He has served as Chairman of the Board and Chief Executive Officer of Imperial Capital Bank since October 1997 and was reinstated as President in the spring of 2000. From 1990 to 1993, he also actively served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. He was previously employed as a Vice President by Shearson Lehman Hutton (1988 to 1990) and Prudential-Bache Securities (1983 to 1988), and by Avco Financial Services as Regional Director of its Japanese branch operations (1976 to 1981), as Training Coordinator for Avco Thrift and Loan (1976) and as a Branch Manager (1974 to 1976).

     HIROTAKA ORIBE, age 65, is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an advisor to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multi-family housing, office buildings and retail space, and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     Meetings of the Board of Directors of ITLA Capital are generally held as required. During fiscal 1999, the Board of Directors held seven meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of ITLA Capital held during 1999 and the total number of meetings held by all Board committees on which the director served during 1999. The Board of Directors of ITLA Capital has standing Executive, Audit and Compensation Committees, the function and composition of which are set forth below.

     ITLA Capital's Board of Directors acts as the nominating committee that nominates officers and directors for election as well as nominees to fill any vacancies which may exist on the Board. The Board will consider nominees recommended by others; however, it has not actively solicited nominations or established any procedures for this purpose.

     Pursuant to the Company's bylaws, nominations for election as directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 90 days prior to the annual meeting date. If, however, the date of the meeting is first publicly disclosed less than 100 days prior to the date of the meeting, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to stockholders or the day on which public disclosure of the date of the meeting is first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.

     Executive Committee. The primary responsibilities of the Executive Committee are to advise ITLA Capital's management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski, Oribe and Bruce. The Executive Committee held 12 meetings in fiscal 1999.

     Audit Committee. The primary responsibilities of the Audit Committee are to recommend to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of ITLA Capital's books and records; to review with such accounting firm the scope and results of the annual audit; to review the performance by such independent accountants of professional services in addition to those which are audit related; and to consult with the internal and independent auditors with regard to the adequacy of ITLA Capital's system of internal controls. The members of the Audit Committee are Messrs. Lipscomb, Reed and Mayuga. The Audit Committee held four meetings in fiscal 1999.

     Compensation Committee. The primary responsibilities of the Compensation Committee are to establish and review the compensation, both direct and indirect, to be paid to ITLA Capital's executive officers and other members of management; to review and submit to the Board of Directors its recommendations with respect to executive compensation plans; to establish and review periodically ITLA Capital's policies relating to executive perquisites; and to oversee ITLA Capital's employee benefit plans. The members of the Compensation Committee are Messrs. Lipscomb and Oribe. The Compensation Committee met once in fiscal 1999.

DIRECTOR COMPENSATION

     Directors Fees. Each non-employee director was paid a monthly fee during 1999 of $1,800 for serving on ITLA Capital's Board of Directors. In addition, each non-employee director is paid $500 for each Board or committee meeting attended.

     Voluntary Retainer Stock and Deferred Compensation Plan. In 1996, ITLA Capital adopted the Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors (the "Outside Director Plan"). The Outside Director Plan provides for the deferral of compensation earned by non-employee directors in the form of stock units in a stock unit account. Directors may elect to have up to 100% of their fees converted into stock units.

     For dividends paid with respect to ITLA Capital's common stock, each non-employee director has credited to his stock unit account an additional number of stock units in an amount determined under the Outside Director Plan. Each non-employee director's stock unit account will be settled by delivering to the non-employee director (or his beneficiary) the number of shares of ITLA Capital Common Stock equal to the number of whole stock units then credited to the non-employee director's stock unit account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

     The Director Stock Option Plan. ITLA Capital has a Director Stock Option Plan pursuant to which directors are eligible to receive options to purchase Common Stock. The purpose of the Director Stock Option Plan is to enable ITLA Capital to attract, retain and motivate directors and further align their interests with those of ITLA Capital shareholders.

     Grants to non-employee directors are made by the Board of Directors pursuant to a predetermined formula. Stock options to purchase 5,000 shares of Common Stock are automatically granted to non-employee directors upon their initial election to the Board of Directors, and options to purchase an additional 1,000 shares are granted annually, for the subsequent five years thereafter, provided such individuals continue to serve as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Compensation Committee was comprised of Messrs. Lipscomb and Oribe.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation of the Chief Executive Officer and the other named executive officers of ITLA Capital with salary and bonus greater than $100,000 for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                     --------------------
                                        ANNUAL COMPENSATION                    RESTRICTED       ALL
                                     --------------------------                  STOCK         OTHER
                                             SALARY     BONUS        OPTIONS     AWARDS     COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR     ($)       ($)(7)       (#)(1)      ($)(9)         ($)
    ---------------------------      ----   --------   --------      -------   ----------   ------------
George W. Haligowski...............  1999   $350,013   $402,500(2)   10,000     $114,327      $63,123(3)
  Chairman of the Board, President   1998   $345,765   $344,144      45,000     $111,717      $62,751(3)
  and Chief Executive Officer        1997   $299,250   $374,050(8)   20,000     $111,717      $59,716(3)
Norval L. Bruce....................  1999   $181,103   $ 87,500      15,000     $ 35,964      $ 8,991(4)
  Vice Chairman and Chief Credit     1998   $185,832   $ 71,251      30,000     $ 33,849      $ 7,400(4)
  Officer                            1997   $131,670   $ 75,600(8)    5,000     $ 33,849      $ 7,780(4)
Michael A. Sicuro..................  1999   $174,894   $ 84,500      20,000     $ 34,641      $10,446(5)
  Former Managing Director and       1998   $167,979   $ 78,375      25,000     $ 32,697      $ 6,036(5)
  Chief Financial Officer(10)        1997   $156,188   $ 62,327(8)   15,000     $ 32,697      $ 5,933(5)
Steven C. Romelt...................  1999   $144,975   $ 84,000      10,000     $ 28,764      $14,437(6)
  Senior Vice President and Chief    1998   $138,750   $ 75,000      15,000     $ 27,081      $14,805(6)
  Lending Officer of Imperial        1997   $114,583   $  9,508      25,000     $ 27,081      $12,997(6)
  Capital Bank
Timothy M. Doyle...................  1999   $131,429   $ 63,500      15,000     $ 26,100      $11,169(7)
  Managing Director and Chief        1998   $124,917   $ 51,000      15,000     $ 24,570      $15,000(7)
  Financial Officer(11)              1997   $104,550   $ 18,579      12,500     $ 24,570      $11,333(7)

---------------
 (1) Options were granted on various dates and vest in one-third increments on each of the three subsequent anniversary dates of issuance.

 (2) $329,513 of the 1999 bonus was deferred at the election of Mr. Haligowski under ITLA Capital's Nonqualified Deferred Compensation plan.

 (3) Consists of (a) $4,685 in auto related benefits, (b) $30,000 in supplemental housing payments, (c) $7,553 in life insurance premiums, (d) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (e) $16,085 in preferential interest on employee savings accounts in 1999. The respective amounts were $5,114, $30,000, $7,290, $4,800 and $15,547 in 1998 and $4,288, $26,600, $7,100, $4,800 and $16,928 in 1997.

 (4) Consists of (a) $2,139 in auto related benefits, (b) $2,017 in life insurance premiums, (c) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (d) $35 in preferential interest on employee savings accounts. The respective amounts were $2,139, $136, $4,800 and $325 in 1998 and $2,296, $144, $4,800 and $540 in 1997.

 (5) Consists of (a) $1,236 of auto related benefits, (b) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (c) $4,410 of life insurance benefits in 1999. The respective amounts were $1,236, $4,800 and $0 in 1998 and $1,133, $4,800 and $0 in 1997.

 (6) Consists of (a) $9,000 in auto related benefits, (b) $463 in life insurance premiums, (c) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (d) $174 in preferential interest on employee savings accounts in 1999. The respective amounts were $9,000, $0, $4,800 and $1,005 in 1998 and $9,000, $4, $3,993 and $4 in 1997.

 (7) Consists of (a) $1,476 in auto related benefits, (b) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (c) $4,893 in life insurance benefits in 1999. The respective amounts were $10,200, $4,800, and $0 in 1998 and $7,650, $3,683 and $0 in 1997.

 (8) Includes ITLA Capital stock issued under the Recognition and Retention Plan in 1997 at a price of $14.50 per share.

 (9) Includes ITLA Capital stock granted and allocated to the Long-Term Supplemental Executive Retirement Plan under the Recognition and Retention Plan previously approved by the shareholders. As of December 31, 1999 no cash or stock has been distributed to the named officers and the values of the restricted stock held in the Rabbi Trust for the benefit of the named executive officers were as follows: Mr. Haligowski -- $471,458; Mr.
     Bruce -- $144,695; Mr. Sicuro -- $139,632; Mr. Romelt -- $115,751 and Mr.
     Doyle -- $105,023.

(10) Mr. Sicuro resigned from the Company effective May 5, 2000.

(11) Mr. Doyle was appointed Managing Director and Chief Financial Officer effective May 5, 2000.

     The following table sets forth certain information concerning the number and value of stock options grants for the named executive officers in 1999. No stock appreciation rights have been granted pursuant to ITLA Capital's stock option plans.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                            -------------------------------------                     VALUE AT ASSUMED
                                         % OF TOTAL                                ANNUAL RATES OF STOCK
                                          OPTIONS        EXERCISE                  PRICE APPRECIATION FOR
                            OPTIONS      GRANTED TO      OR BASE                        OPTION TERM
                            GRANTED      EMPLOYEES        PRICE      EXPIRATION    ----------------------
           NAME             (#)(1)     IN FISCAL YEAR     ($/SH)        DATE          5%           10%
           ----             -------    --------------    --------    ----------    ---------    ---------
George W. Haligowski......  10,000          10.4%         $14.00      1/31/09      $ 88,045     $223,124
Norval L. Bruce...........  15,000          15.6%         $14.00      1/31/09      $132,068     $334,686
Michael A. Sicuro(2)......  20,000          20.8%         $14.00      1/31/09      $176,090     $446,248
Steven C. Romelt..........  10,000          10.4%         $14.00      1/31/09      $ 88,045     $223,124
Timothy M. Doyle(3).......  15,000          15.6%         $14.00      1/31/09      $132,068     $334,686

---------------
(1) Options vest in one-third increments on each of the three subsequent anniversary dates of issuance.

(2) Mr. Sicuro resigned from the Company effective May 5, 2000.

(3) Mr. Doyle was appointed Managing Director and Chief Financial Officer effective May 5, 2000.

     The following table sets forth certain information concerning the number and value of stock options at December 31, 1999 held by the named executive officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUES AT DECEMBER 31, 1999

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                    OPTIONS AT FY-END (#)           AT FY-END ($)(1)
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
                            ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           NAME                 (#)         ($)          (#)            (#)            ($)            ($)
           ----             -----------   --------   -----------   -------------   -----------   -------------
George W. Haligowski......      --          N/A        313,333        46,667        $730,313          $--
Norval L. Bruce...........      --          N/A         53,333        36,667        $102,500          $--
Michael A. Sicuro(2)......      --          N/A         43,333        41,667        $     --          $--
Steven C. Romelt..........      --          N/A         21,667        28,333        $     --          $--
Timothy M. Doyle(3).......      --          N/A         25,883        29,167        $     --          $--

---------------
(1) The difference between the aggregate option exercise price and the closing price of $12.563 of the underlying shares at December 31, 1999.

(2) Mr. Sicuro resigned from the Company effective May 5, 2000.

(3) Mr. Doyle was appointed Managing Director and Chief Financial Officer effective May 5, 2000.

EMPLOYMENT AGREEMENT AND CHANGE OF CONTROL AGREEMENTS

     Employment Agreement. ITLA Capital has entered into an employment agreement with Mr. Haligowski. The agreement provides for an initial employment term of five years, with the agreement automatically extending for an additional one-year period each year unless either party provides the other with at least 90 days notice of the nonextension or termination. The employment agreement provides that ITLA Capital may terminate Mr. Haligowski "for cause," as defined in the employment agreement. In the event Mr. Haligowski is involuntarily terminated as defined in the employment agreement, including following a change of control as defined in the employment agreement, Mr. Haligowski will be entitled to receive during the remaining term of the agreement his base salary calculated at the highest annual rate during the three years prior to his involuntary termination and the average amount of cash bonus and incentive compensation paid for the two years prior to his involuntary termination, if any, the continuation of all employment related benefits for the 60 months following the date of termination and the immediate vesting of any stock options and restricted stock awards previously granted and outstanding. As a result of a change of control, Mr. Haligowski will also be retained as a consultant for an eighteen month period following the change in control at a monthly consulting fee equal to 75% of his base salary at the time of termination and an additional contribution to his account in ITLA Capital's Supplemental Executive Retirement Plan equal to 3.95 times his base salary. Additionally, following a change of control, the terms of the employment agreement shall be extended 60 months, and stock options and restricted stock awards previously granted and outstanding, salary continuation plans, equity club memberships and other fringe benefits shall immediately vest. The annual base salary for Mr. Haligowski under the employment agreement is currently $397,500 (which may be increased from time to time by the Board of Directors). The employment agreement also provides for, among other things, annual incentive compensation, disability pay, participation in stock benefit and salary continuation plans, and other fringe benefits, including a supplemental housing payment of not less than $2,500 per month, an automobile allowance of not less than $1,950 per month, and life insurance coverage in an amount not less than four times Mr. Haligowski's annual salary. In addition ITLA Capital shall maintain health, dental and life insurance benefits for the 60 months following an involuntary termination and transfer title to the ITLA Capital vehicle currently used by Mr. Haligowski.

     Change of Control Agreements. ITLA Capital has entered into change of control agreements with Messrs. Bruce, Doyle and Romelt. The change in control agreements have initial terms of one year and automatically extend for additional one-year periods upon a change of control, as defined in the agreement, or upon their anniversary date, unless either party provides the other with at least 90 days notice of termination. These agreements provide that in the event the officer is terminated within 24 months following a change of control, as defined in the agreement, the officer shall be entitled to receive upon such termination an amount equal to the greater of the annualized salary as in effect on the date of the change of control or the date of termination for a period of 18 months and a pro rata portion of his bonus from the previous year. In addition ITLA Capital must maintain health, dental and life insurance benefits for the next 18 months for each officer and transfer title to the ITLA Capital vehicle currently used by the officer or, in the event the officer receives a monthly cash car allowance in lieu of the ITLA Capital vehicle, ITLA Capital must pay an amount equal to 18 times the monthly allowance. Unvested stock options and restricted stock awards previously granted and outstanding will also immediately vest. The annual base salaries for Messrs. Bruce, Doyle and Romelt are currently $193,000, $142,000 and $153,000, respectively.

     Mr. Haligowski's employment agreement and each of the change of control agreements also provide that to the extent any payments made may be considered excess parachute payments under Section 280G of the Internal Revenue Code that are subject to excise tax, ITLA Capital shall pay an additional amount needed to insure that the amount of payments and value of benefits received equals the same amount in the absence of any excise tax.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

     The SERP provides that the compensation committee may make restricted stock awards under ITLA Capital's Recognition and Retention Plan (RRP) on a tax deferred basis through the SERP. The SERP provides that Mr. Haligowski shall receive an allocation annually, subject to the performance terms of the

RRP, of a restricted stock award equal to one-third of his base salary, and that all other participants shall receive an award equal to one-fifth of base salary subject to the approval of the compensation committee, which may also allocate a greater, lesser or no award in its discretion. For this purpose, each share of common stock has been valued at $9.00 per share, the fair market value of the common stock on the date of issuance to the SERP. A participant will only have a vested right to amounts allocated to his account if the participant is (ii) employed on the last day of a three year vesting cycle, (ii) in the event of a change of control (as defined in the SERP), or (iii) upon normal retirement, death, disability or termination. The last day of the first vesting cycle for shares allocated to the SERP accounts for the benefit of the participants for the years 1997, 1998 and 1999 was December 31, 1999.

NONQUALIFIED DEFERRED COMPENSATION PLANS

     The ITLA Capital Corporation Supplemental Salary Savings Plan (the "Supplemental Plan") and Nonqualified Deferred Compensation Plan (the "Deferral Plan") are designed to provide additional retirement benefits for certain officers and highly compensated employees. The Supplemental Plan provides participating employees with an opportunity to make up benefits not available under ITLA Capital's 401(k) Plan due to any application of limitations on compensation and maximum benefits under the 401(k) Plan. Benefits under the Supplemental Plan are provided at the same time and in the same form as benefits under the 401(k) Plan, and become taxable to the participant at that point. The Deferral Plan allows a participant to defer receipt of, and current taxation upon, designated portions of the participant's direct cash compensation until a future date specified by the participants. Both of these plans are unfunded plans, meaning that all benefits payable thereunder are payable from ITLA Capital's general assets, and funds available to pay benefits are subject to the claims of ITLA Capital's general creditors. ITLA Capital has established a Rabbi Trust with a third party FDIC insured financial institution which holds the contributions to the Supplemental Plan and Deferral Plan, for the purpose of providing the benefits set forth under the terms of the plans. Participants only have the rights of unsecured creditors with respect to the Rabbi Trust assets.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     Compensation Policies. Under the supervision of the Board of Directors, ITLA Capital has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of ITLA Capital, and thus shareholder value, by closely aligning the financial interests of ITLA Capital's employees, including its Chief Executive Officer and ITLA Capital's other senior management, with those of its shareholders.

     The executive compensation program of ITLA Capital is designed to:

     - Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

     - Motivate employees to assume increased responsibility and reward them for their achievement;

     - Provide compensation opportunities that are comparable to those offered by other leading companies, allowing ITLA Capital to compete for and retain talented executives who are critical to ITLA Capital's long-term success; and

     - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock awards, and miscellaneous benefits typically offered to executives by major corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee intends to be advised periodically by independent compensation consultants concerning salary competitiveness.

     For Mr. Haligowski and the other executive officers, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on ITLA Capital performance incentives rather than on salary. Reliance on ITLA Capital performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, ITLA Capital believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

     Salaries. With respect to Mr. Haligowski's base salary, the Committee took into account a comparison of salaries of chief executive officers of financial institutions statewide and established Mr. Haligowski's salary at $397,500 as of January 1, 2000. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys.

     Stock Option Awards. ITLA Capital's Employee Stock Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Employee Stock Option Plan provides for the granting of stock-based awards. To date, the only type of award granted under the Employee Stock Option Plan to executive officers and other key employees consists of stock options.

     Restricted Stock Awards. In 1996, the Committee adopted a policy relating to the granting of restricted stock awards to executive officers and certain key employees under ITLA Capital's Recognition and Retention Plan (the "RRP") to be carried out by the Committee. Under this policy, awards may be granted to plan participants by the Committee utilizing objective criteria adopted by the Committee and approved by the Board of Directors, after taking into account the proposed allocations under ITLA Capital's SERP, the practices of other publicly traded financial institutions and such other factors as deemed appropriate. In addition, under the formula, no awards under the proposed RRP may be granted in any year in which Imperial Capital Bank does not achieve a return on average assets of at least .50% and remain adequately capitalized under FDIC rules.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as ITLA Capital. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of ITLA Capital's executive officers is below the $1 million threshold, ITLA Capital has not yet considered its policy regarding this provision.

             Jeffrey L. Lipscomb                              Hirotaka Oribe

SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on ITLA Capital's Common Stock against the cumulative total return of the SNL All Thrift Index and the Nasdaq Market Index for the period commencing October 27, 1995 and ended December 31, 1999.

                                                ITLA CAPITAL CORPORATION       NASDAQ - TOTAL U.S.          SNL THRIFT INDEX
                                                ------------------------       -------------------          ----------------
10/27/95                                                 100.00                      100.00                      100.00
12/31/95                                                 107.69                      102.87                      106.82
12/31/96                                                 131.87                      126.50                      139.19
12/31/97                                                 169.23                      155.08                      236.83
12/31/98                                                 132.97                      218.53                      208.30
12/31/99                                                 110.44                      394.80                      170.15

---------------
* Assumes $100 invested on October 27, 1995. Total return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS

     During fiscal 1999, ITLA Capital utilized the services of Tisdale & Nicholson. Director Mayuga is a partner in that law firm. During 1999, this law firm received $3,070 in legal fees from ITLA Capital, which was not in excess of 5% of the firm's total revenues during 1999.

     During the year, ITLA Capital utilized the services of a public relations firm which is owned by Director Lipscomb's spouse. During 1999, this public relations firm received $27,327 in fees from ITLA Capital.

     PROPOSAL II -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has renewed ITLA Capital's arrangement for Arthur Andersen LLP to be its independent auditors for the 2000 fiscal year, subject to the ratification of the appointment by ITLA Capital's shareholders at the Meeting. A representative of Arthur Andersen LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires. Ratification of the appointment of independent auditors requires approval of a majority of the votes cast on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS ITLA CAPITAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in ITLA Capital's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at ITLA Capital's executive office at 888 Prospect Street, Suite 110, La Jolla, California 92037 no later than February 28, 2001. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether included in ITLA Capital's proxy materials), ITLA Capital's certificate of incorporation and bylaws and Delaware law. To be considered for presentation at the next annual meeting, but not for inclusion in ITLA Capital's proxy materials for the meeting, a shareholder proposal must be received at ITLA Capital's executive office by April 28, 2001; however, if the date of the next annual meeting is held before July 7, 2001 or after September 25, 2001, the proposal must be received by the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of such meeting is first made.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that the Board of Directors, as proxy for the shareholder, will act in accordance with its best judgment.

     The cost of solicitation of proxies will be borne by ITLA Capital. ITLA Capital will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of ITLA Capital may solicit proxies personally or by telegraph or telephone, without additional compensation. ITLA Capital has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $1,500, plus reasonable out of pocket expenses.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ GEORGE W. HALIGOWSKI
                                          George W. Haligowski
                                          Chairman of the Board, President and
                                          Chief Executive Officer
La Jolla, California
June 28, 2000

                                REVOCABLE PROXY
                            ITLA CAPITAL CORPORATION
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 27, 2000

    The undersigned hereby appoints the Board of Directors of ITLA Capital Corporation ("ITLA Capital"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ITLA Capital which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held on July 27, 2000 at the Marriott Hotel, 4240 La Jolla Village Drive, California, at 2:00 p.m. (California Time), and at any and all adjournments or postponements thereof, as follows:

    I. The election as directors of both nominees listed below

          [ ]  FOR    [ ]  FOR ONE BUT NOT BOTH    [ ]  VOTE WITHHELD

INSTRUCTION: TO VOTE FOR BOTH NOMINEES, MARK "FOR." TO VOTE FOR ONE NOMINEE, BUT NOT BOTH NOMINEES, MARK "FOR ONE BUT NOT BOTH" AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE BELOW FROM WHOM YOU WISH TO WITHHOLD YOUR VOTE. TO WITHHOLD YOUR VOTE FROM BOTH NOMINEES, MARK "VOTE WITHHELD."

              NORVAL L. BRUCE                 JEFFREY L. LIPSCOMB

    II. The ratification of the appointment of Arthur Andersen LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 2000.
                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    In its discretion, the Board of Directors, as proxy for the shareholder, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.
      The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS, AS PROXY FOR THE SHAREHOLDER, THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    This proxy may be revoked at any time before it is voted by: (i) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of ITLA Capital prior to the exercise of this proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from ITLA Capital prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and ITLA Capital's Annual Report to Stockholders for the fiscal year ended December 31, 1999.

                                                       Dated:

--------------------------------------------------------------------------------

                                                       -------------------------
                                                       PRINT NAME OF STOCKHOLDER

                                                       -------------------------
                                                       SIGNATURE OF STOCKHOLDER

                                                       Please sign exactly as
                                                       your name appears above
                                                       on this card. When
                                                       signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give your full
                                                       title. If shares are held
                                                       jointly, each holder
                                                       should sign.

    PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE